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                                                                    EXHIBIT 23.6


[LOGO OF ROBERTSON STEPHENS APPEARS HERE]



                CONSENT OF FLEETBOSTON ROBERTSON STEPHENS INC.

     We hereby consent to the use of and reference to our opinion dated April 14, 2000 to the Board of Directors of MyPoints.com, Inc. in the proxy statement/prospectus included in this Registration Statement of Form S-4 of MyPoints.com, Inc. (the "Registration Statement"). In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


                                FLEETBOSTON ROBERTSON STEPHENS INC.

                                /s/ FLEETBOSTON ROBERTSON STEPHENS INC.
                                ------------------------------------------
                                San Francisco, CA
                                June 21, 2000